SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549



                           FORM 8-K

                        CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported)  April 14, 1998



                  SUN HEALTHCARE GROUP, INC.
    (Exact name of registrant as specified in its charter)


  DELAWARE                         1-12040                       85-0410612
  (State or other jurisdiction     (Commission                 (IRS Employer
       of incorporation)            File Number)         Identification No.)


  101 SUN AVENUE, N.E., ALBUQUERQUE, NEW MEXICO                         87109
  (Address of principal executive offices)                          (Zip Code)


  Registrant's telephone number, including area code         (505) 821-3355



                        NOT APPLICABLE
    (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS

   On April 14, 1998, Sun Healthcare Group, Inc. ("Sun") announced that it has commenced marketing two private placements of its securities. Sun and Sun Financing I, a Delaware statutory business trust and subsidiary of Sun, will offer $300 million ($345 million if the initial purchasers'over-allotment option is exercised in full) of convertible trust issued preferred securities and Sun will offer $125 million of Senior Subordinated Notes due 2008.

   Sun intends to use the net proceeds from the offerings to reduce outstanding borrowings under its senior credit facility. The offered securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or qualification or an applicable exemption from registration or qualification requirements.


                          SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      SUN HEALTHCARE GROUP, INC.


                      By:  /s/ William C. Warrick
                      Name:     William C. Warrick
                      Title:    Vice President, Corporate Controller

  Dated:  April 15, 1998